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                                  EXHIBIT 8.1

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                                                                     Exhibit 8.1

                                          _____________ __, 199__

Advanta Auto Finance Corporation
500 Office Center Drive
Fort Washington, Pennsylvania 19034

            Re:   Advanta Auto Finance Corporation
                  Automobile Receivables-Backed Securities
                  Series 199  -

Gentlemen:

            We have acted as counsel to Advanta Auto Finance Corporation in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") being filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of Automobile Receivables-Backed Securities, Series 199__- ("Securities") which the Registrant plans to offer in series.


            We have reviewed the disclosures set forth under the caption "Federal Income Tax Consequences" in the Prospectus. We are of the opinion that such disclosure fully and fairly discloses all material federal tax risks that are associated with the purchase, ownership and disposition of the Notes and Certificates.



            We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the reference to Dewey Ballantine in the Registration Statement and related prospectus under the heading "Federal Income Tax Consequences."


                              Very truly yours,